                                                                     EXHIBIT 4.4

THIS WARRANT, AND ANY SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS AVAILABLE UNDER THE CIRCUMSTANCES AT THE TIME OBTAINING (AND, IF REASONABLY REQUESTED BY THE COMPANY, DEMONSTRATED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

                               WARRANT TO PURCHASE
                                 350,000 SHARES
                OF THE COMMON STOCK, PAR VALUE $00.01 PER SHARE,
                       OF UNITED THERAPEUTICS CORPORATION


     For value received, CORTECH, INC., a Delaware corporation, or its permitted successors or assigns (collectively, the "INVESTOR"), are entitled to subscribe for and purchase from UNITED THERAPEUTICS CORPORATION, a Delaware corporation (the "COMPANY"), from and after November 2, 2000 (the "WARRANT EXERCISE DATE"), up to 350,000 fully paid and nonassessable shares (the "SHARES") of the Company's common stock, par value $00.01 per share ("COMMON STOCK"), at the purchase price of $3.00 per Share (the "EXERCISE PRICE"); provided however, that the Exercise Price shall be $6.00 per Share if (a) UT, prior to January 15, 1999, consummates an aggregate equity investment of not less than five million dollars ($5,000,000) in UT by one or more third party investors (the "Financing") at a purchase price per Share of at least $6.00 per Share with respect to such Financing, and (b) UT provides Cortech with notice and written evidence of such Financing reasonably acceptable to Cortech, which notice shall be postmarked no later than January 15, 1999. The Company agrees and acknowledges that no Financing shall be considered consummated unless and until the Financing has been received by the Company. The number and character of Shares issuable pursuant to this Warrant are subject to adjustment as provided herein. The Investor's right to purchase Shares pursuant to this Warrant shall terminate on November 2, 2004.

     Notwithstanding any other provision herein to the contrary, and with reference to that certain Exclusive License Agreement between Cortech, Inc. and the Company with an Effective Date as of November 2, 1998 (the "LICENSE AGREEMENT"), this Warrant shall terminate without any further rights for the Investor hereunder in the event that the Company, using its commercially reasonable discretion, has terminated all research, development and commercialization efforts regarding the Licensed Compound and the Products (as such terms are defined in the License Agreement), as set forth in Section 3.6 of the License Agreement, prior to the Warrant Exercise Date (and any such termination on or after the Warrant Exercise Date shall be without effect hereunder).

     This Warrant is subject to the following additional provisions, terms and conditions:

     1. Exercise of Warrant.

         a. Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, by surrender of this Warrant, together with written notice of exercise (a sample form of exercise is attached hereto as Exhibit A1), to the Company at the principal office of the Company (which, for purposes of this Warrant, shall be deemed to be the Company's address for notice purposes as provided in Section 8 below) accompanied by payment (in cash, certified check or bank draft payable to the order of the Company) of the Exercise price multiplied by the number of Shares for which this Warrant is being exercised, or by exercise of the Net Exercise Right as provided in Section 1(b) below.

         b. Net Exercise Right. In lieu of payment of the Exercise Price pursuant to Section 1(a) above, this Warrant may also be exercised, in whole or in part, by surrender of this Warrant together with written notice of exercise specifying the holder's election to convert all, or any specified portion, of this Warrant (the "NET EXERCISE RIGHT") into the number of Shares equal to the quotient obtained by dividing:

         (x) the value of the Shares for which the Warrant is then being exercised (determined by subtracting the aggregate Exercise Price of such Shares in effect immediately prior to the exercise of the Net Exercise Right from the aggregate fair market value of the Shares immediately prior to the exercise of the Net Exercise Right) by

         (y) the fair market value of one Share immediately prior to the exercise of the Net Exercise Right.

The fair market value of a Share as of a particular date shall be determined as follows:

              (1) If the Common Stock is publicly traded on a particular valuation date, fair market value on such date shall be:

         (i) the closing sale price of the Common Stock, as quoted on any national securities exchange on which such stock shall be listed and registered, on the business day immediately preceding the valuation date;

         (ii) the closing sale price of the Common Stock, if such stock is then quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market, on the business day immediately preceding the valuation date; or

         (iii) if the Common Stock is not then traded on a national securities exchange or on the NASDAQ National Market, but is quoted on NASDAQ, the average of the

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         closing bid and asked prices for the Common Stock as reported on NASDAQ on the business day immediately preceding the valuation date.

              (2) If the Common Stock is not publicly traded on a particular valuation date, fair market value on such date shall be determined by the Board of Directors of the Company acting in good faith (taking into account, as such Board of Directors acting in good faith deems appropriate, any recent corporate events involving a determination of value for the Company's securities (e.g., the closing of an offering of securities or the granting of incentive stock options)).

         c. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the date on which the Investor provides the Company with the deliveries contemplated by Section 1(a) above.

         d. Delivery of Stock Certificates. Certificates representing the Shares purchased upon any exercise of this Warrant shall bear the restrictive legend set forth in Section 9 below and shall be delivered to the Investor promptly following such exercise. A new Warrant exercisable for the number of Shares, if any, with respect to which this Warrant shall not have been exercised shall also be delivered to the Investor. No fractional Shares shall be issued upon the exercise of this Warrant; rather, the Investor shall receive an amount, in cash, equal to the fair market value of any such fractional Shares (determined with reference to the provisions of Section 1(b) above).

     2. Shares Issuable Upon Exercise.

         a. Reserved. The Company covenants and agrees that all Shares that may be issued upon the exercise of this Warrant shall, upon issuance pursuant to an exercise of this Warrant in accordance with its terms, be duly authorized and validly issued, fully paid and nonassessable Shares, free and clear of all preemptive rights. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Shares of the Company Stock as shall be issuable from time to time upon the exercise of this Warrant.

         b. Restricted Securities. Investor acknowledges that the Company is issuing this Warrant in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act and is relying upon Investor's representation that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "1933 ACT"). Investor acknowledges that the Shares to be issued upon the exercise of this Warrant may be unregistered at the time of exercise and, in such event, Investor acknowledges that the Shares to be issued upon the exercise of this Warrant may only be pledged, offered, sold or transferred if registered under the 1933 Act or pursuant to an exemption from the registration requirements thereunder. Investor understands that absent registration of the Shares to be issued upon the exercise of this Warrant under the 1933 Act, compliance with an applicable exemption under the 1933 Act is required for a sale or other disposition of such shares. Investor further understands and acknowledges that there is not now available, and may not be available when it wishes to sell such Shares to be issued upon the exercise of this Warrant, adequate current public information with respect to the Company which would permit offers or sales of the Shares pursuant to Rule 144 promulgated under the 1933 Act. Investor acknowledges that the Company is under no obligation to register the Shares to be issued upon the exercise of this Warrant. Investor understands that, so long as the legend provided in
Section 9 below may remain on the certificates presenting the Shares to be issued upon the exercise of this Warrant, the Company may maintain appropriate "stop transfer" orders with respect to such shares on its books and records and with its registrar and transfer agent.

         Listed. Prior to the issuance of any Shares, the Company shall secure the listing or quotation of such Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or traded (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or traded, such listing or quotation of all Shares from time to time issuable upon the exercise of this Warrant. The Company shall so list or secure quotation on each national securities exchange or automated quotation system, and shall maintain such listing or quotation of, any other shares issuable upon any exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such national securities exchange or automated quotation system.

     3. Adjustment. The Exercise Price and/or the number and type of securities issuable upon any exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided in this Section 3.

         a. If the Company, at any time, divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the number of Shares available upon any exercise of this Warrant and the Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in outstanding shares.

         b. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other securities or assets with respect to or in exchange for such shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, other securities or assets as would have been issued or delivered to the Investor if the Investor had exercised this Warrant and had received such


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Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and mailed to the Investor (i) the obligation to deliver to the Investor such shares of stock, other securities or assets as, in accordance with the foregoing provisions, the Investor may be entitled to purchase and (ii) the other obligations of the Company set forth or referred to in this Warrant.

         c. If, after the initial issuance of this Warrant to the Investor, the Company shall declare a dividend or distribution payable to holders of the Common Stock (whether payable in cash, securities or other assets of the Company), upon any exercise of this Warrant the Investor shall be entitled to receive, and the Company shall promptly pay to the Investor, any such dividend(s) and/or distribution(s) (as well as any other cash, securities or other assets which the Investor would have received had it held any securities received in any such dividend(s) and/or distribution(s)), also giving effect to the other provisions of this Section 3.

         d. Promptly following any adjustment under this Section 3, the Company shall give written notice thereof (by first class mail, postage prepaid) to the Investor (at the Investor's address as shown on the books of the Company), which notice shall state the Exercise Price and number of Shares (or other securities or assets) resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         e. The terms of this Warrant shall be binding upon the successors of the Company.

     4. No Rights as Stockholder; Notice. The Investor shall not by virtue of this Warrant be entitled to any rights of a stockholder of the Company. However, the Company shall give notice to the Investor if at any time prior to the expiration or exercise in full of this Warrant any of the following events shall occur:

     (a) the Company shall declare any dividend or distribution with respect to its capital stock;

     (b) a dissolution, liquidation or winding up of the Company shall be proposed; or

     (c) a capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any transaction or series of transactions in which more than fifty percent (50%) of the voting securities of the Company are transferred to another person, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be effected at least fifteen (15) business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend or distribution, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be.

     5. Registered Owner. The Company may treat the registered owner hereof as the owner for all purposes (notwithstanding any markings or notations on the face of this Warrant).

     6. Loss, Theft, Destruction or Mutilation. Upon receipt of the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) indemnification satisfactory to the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Investor, without charge, a Warrant of like denomination.

     7. Public Reporting. With a view to making available to the Investor the benefits of Rule 144 ("RULE 144") promulgated under the 1933 Act, and any other rule or regulation of the Securities and Exchange Commission (the "SEC") that may at any time permit the Investor to sell Shares to the public without registration, the Company agrees that, for so long as a class of its securities is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Company will: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;
(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and (iii) furnish to the Investor, forthwith upon request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (b) a copy of the most recent annual or quarterly report of the Company filed with the SEC and such other reports and documents so filed by the Company which the Investor may reasonably request, and (c) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any Shares without registration under the 1933 Act.

     8. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and given (except as otherwise provided herein) by personal delivery, certified or registered mail or air courier addressed as follows:

If to the Company:      United Therapeutics Corporation
                        2 Davis Drive
                        Research Triangle Park, North Carolina  27709
                        Attention: President

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with a copy to:         Mahon Patusky Rothblatt & Fisher
                        1735 Connecticut Avenue, N.W.
                        Third Floor
                        Washington, D.C. 20009
                        Attention: Paul A. Mahon, Esq.

If to Cortech, Inc.:    Cortech, Inc.
                        6850 North Broadway
                        Denver, Colorado 80221
                        Attention: President

with a copy to:         Dechert Price & Rhoads
                        Princeton Pike Corp. Center
                        997 Lennox Drive, Building 3
                        Lawrenceville, NJ 08648
                        Attention: Allen Bloom, Esq.

or to such other address as the party to receive the notice or request shall designate by notice to the other. Any notice or request shall be deemed given when received.

     9. Legend. The Company may cause each certificate representing Shares issued upon exercise of this Warrant to bear a legend in substantially the following form:

     "The securities represented by this certificate have not been registered or qualified under the Federal Securities Act of 1933 (the "1933 ACT") or applicable state securities laws and are "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act. The securities may not be sold or transferred without complying with Rule 144 in the absence of effective registration under the 1933 Act or other compliance under or exemption from the 1933 Act and applicable state securities laws."

     10. Taxes. The Company agrees that it will pay, and will hold the Investor harmless from any and all liability with respect to, any stamp or similar taxes which may be determined to be payable to the State of Delaware in connection with the issuance, delivery or exercise of this Warrant (as well as the issuance or delivery of Shares upon any exercise of this Warrant).

     11. Miscellaneous. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Section headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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





     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by its duly authorized officers as of November 2, 1998.


                                   UNITED THERAPEUTICS CORPORATION,
                                   a Delaware corporation



                                   By: /s/ Martine A. Rothblatt
                                       --------------------------
                                   Its: Chief Executive Officer
                                       --------------------------
                                   By:_____________________________
                                   Its:____________________________

Witness:


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


                                   EXHIBIT A1

                                WARRANT EXERCISE

               (To be signed only upon an exercise of the Warrant)


     The undersigned, the holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ of the Shares of Common Stock of United Therapeutics Corporation to which such Warrant relates and herewith makes payment of $__________ therefor in cash or by certified check or bank draft [OR ELECTION IS MADE WITH RESPECT TO THE CURRENT EXERCISE OF THE WARRANT TO UTILIZE THE NET EXERCISE RIGHT AS DESCRIBED IN SUCH WARRANT] and requests that the certificate for such Shares be issued in the name of, and be delivered to ________________________, whose address is set forth below the signature of the undersigned.

                  Dated:____________________________


                                        ____________________________________
                                        [SIGNATURE]



                                        ____________________________________

                                        ____________________________________

                                        ____________________________________
                                        [ADDRESS]


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